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                                                              EXHIBIT NO. 10(AC)


                                  AMENDMENT TO
                            THE LAMSON & SESSIONS CO.
                     1988 INCENTIVE EQUITY PERFORMANCE PLAN

                                    RECITALS

         WHEREAS, The Lamson & Sessions Co., an Ohio corporation (the "Company"), with the approval of the Company's shareholders, has established The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan (as amended as of April 26, 1996) (the "Plan");

         WHEREAS, the Company desires to amend the Plan to provide for the transferability of stock options under the Plan upon determination of the Compensation and Organization Committee of the Board of Directors and subject to certain conditions on transfer (the "Transferability Amendment"); and

         WHEREAS, the Board of Directors of the Company (the "Board") has approved the Transferability Amendment in accordance with the provisions of
Section 10 of the Plan and such Amendment does not require approval by the shareholders of the Company.

         NOW, THEREFORE, the Plan is hereby amended as follows:

          1. The Plan is amended by adding the following new Section 2(p) to the Plan:

                  (p) "IMMEDIATE FAMILY" has the meaning stated in Rule 16a-1(e) of the Securities and Exchange Commission promulgated under Section 16 of the Exchange Act (or any successor rule to the same effect), as in effect from time to time.

         2. The Plan is further amended by redesignating existing
Sections 2(p) through 2(z) as new Sections 2(q) through 2(aa), respectively.

          3. The Plan is further amended by deleting existing Section
6(e) in its entirety and substituting in its place the following new Section
6(e):





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            (e)      TRANSFERABILITY OF OPTIONS.

                         (i) No Stock Option shall be transferable by the
                     optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

                         (ii) At the request of an optionee, Stock
                     purchased upon exercise of an Option may be issued or transferred into the name of the optionee and another person jointly with rights of survivorship.

                         (iii)Notwithstanding the provisions of Section
                              6(e)(i), if so determined by the Committee in its discretion, at or after grant, Stock Options shall be transferable by an optionee, without payment of consideration therefor by the transferee, to any one or more members of the optionee's Immediate Family (or to one or more trusts established solely for the benefit of one or more members of the optionee's Immediate Family or to one or more partnerships in which the only partners are members of the optionee's Immediate Family), except that (A) no such transfer shall be effective unless reasonable prior notice of such transfer is delivered to the Company and such transfer is thereafter effected in accordance with any terms and conditions that have been made applicable to such transfer by the Company or the Committee and (B) any such transferee shall be subject to the same terms and conditions under the Plan as the optionee.


                  4. The Plan is further amended by adding the parenthetical phrase "(or by the transferee of the optionee, in the case of a Stock Option transferred in accordance with Section 6(e)(iii))" immediately after the words "by the legatee of the optionee under the will of the optionee" in Section 6(f) of the Plan.

                  5. Except as amended prior to the date hereof and by this Amendment, the Plan shall remain in full force and effect.

                  6. This Amendment to The Lamson & Sessions Co. 1988 Incentive Equity Performance Plan shall be effective as of February 26, 1998, the date of the approval hereof by the Board.